Exhibit 1.1

EXECUTION VERSION

Gramercy Property Trust Inc.

52,000,000 SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

December 10, 2014

December 10, 2014

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Gramercy Property Trust Inc., a Maryland corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of the Company’s shares of common stock, $0.001 par value per share, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its common stock, $0.001 par value per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Company's common stock, $0.001 par value per share, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3ASR, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated November 26, 2014, in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information, each identified opposite the caption “Time of Sale Prospectus” in Schedule I hereto, delivered by the Company to the Underwriters prior to the Applicable Time, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” (including for the avoidance of doubt, references to “as described in”, “set forth in” or “included in” (or similar references) the applicable document) shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. “Applicable Time” means 5:15 p.m., New York City time, on December 10, 2014 or such other time as agreed by the Company and the Managers.

On December 9, 2014, the Acquisition Entities entered into a purchase and sale contract (the “Acquisition Agreement”) to acquire twelve (12) net leased properties from the Seller Entities (the “Acquired Properties”) as described in the Time of Sale Prospectus and the Prospectus. “Acquisition Entities” means GPT DOOLITTLE DRIVE OWNER LP, a Delaware limited partnership, GPT SHEILA STREET OWNER LP, a Delaware limited partnership, GPT CORPORATE CENTER-THOUSAND OAKS OWNER LP, a Delaware limited partnership, GPT SYLVAN WAY OWNER LLC, a Delaware limited liability company, GPT SW 80TH STREET OWNER LLC, a Delaware limited liability company, GPT MAPLE AVENUE OWNER LP, a Delaware limited partnership, GPT CONNECTION DRIVE OWNER LLC, a Delaware limited liability company, GPT GLENVILLE DRIVE OWNER LLC, a Delaware limited liability company, GPT COLUMBIA ROAD OWNER LLC, a Delaware limited liability company, GPT CORPORATE DRIVE-DIXON OWNER LLC, a Delaware limited liability company, GPT VICKERY DRIVE OWNER LLC, a Delaware limited liability company and GPT 28TH AVENUE AURORA OWNER LLC, a Delaware limited liability company. “Seller Entities” means TRT NOIP DOOLITTLE – REDONDO BEACH LP, a Delaware limited partnership, TRT NOIP SHEILA - COMMERCE LP, a Delaware limited partnership, TRT NOIP CORPORATE CENTER DRIVE – NEWBURY PARK LP, a Delaware limited partnership, TRT NOIP SYLVAN WAY – PARSIPPANY LLC, a Delaware limited liability company, TRT NOIP SW 80 - PLANTATION LLC, a Delaware limited liability company, TRT NOIP CONNECTION – IRVING LP, a Delaware limited partnership, TRT NOIP MAPLE – EL SEGUNDO LP, a Delaware limited partnership, TRT NOIP GLENVILLE - RICHARDSON LP, a Delaware limited partnership, TRT NOIP COLUMBIA - RICHFIELD LLC, a Delaware limited liability company, TRT NOIP CORPORATE DRIVE - DIXON LLC, a Delaware limited liability company, TRT NOIP EAGLE LP, a Delaware limited partnership, and TRT NOIP EAST 28 – AURORA LLC, a Delaware limited liability company.

1.           Representations and Warranties. Each of the Company and GPT Property Trust LP, a Delaware limited partnership for which the Company is the sole general partner (the “Operating Partnership”) jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

2

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)          (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or the Operating Partnership or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” Neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Shares made by the Company or the Operating Partnership or any person acting on their behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

3

(c)          (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and as of the Applicable Time, will not, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(d)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, operate and lease its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, including the Operating Partnership (each, a “Subsidiary,” and together, the “Subsidiaries”), taken as a whole.

4

(f)          The Operating Partnership has been duly formed, is validly existing as a limited partnership under the laws of the State of Delaware, and has the limited partnership power and authority to own, operate and lease its properties and to conduct its business as described in the Time of Sale Prospectus and Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Operating Partnership. The Company is, and on the Closing Date will be, the sole general partner of the Operating Partnership. The Operating Partnership has the power and authority to enter into and perform its obligations under this Agreement. As of the date hereof, the subsidiaries listed in Schedule III to this Agreement are, and as of the Closing Date will be, the only “significant subsidiaries” of the Company as defined by Rule 1-02 of Regulation S-X.

(g)          Each Subsidiary (other than the Operating Partnership) has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, and has the power and authority to own, operate and lease its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(h)          This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(i)          The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Acquisition Entities, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. To the knowledge of the Company and the Operating Partnership, the Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the seller named therein, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Neither the Company nor the Operating Partnership has knowledge of any facts or circumstances which are likely to cause the conditions to the consummation of the transaction contemplated by the Acquisition Agreement to fail to be satisfied, or cause the transaction to fail to be consummated on the terms and by the date, and as otherwise contemplated by, the Prospectus and the Acquisition Agreement. The description of the Acquisition Agreement set forth under the heading “Summary—Recent Developments—New Portfolio Acquisition” in the Time of Sale Prospectus and the Prospectus constitutes a complete and accurate summary of the material terms thereof.

5

(j)           The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)          The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(l)           The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(m)          All of the outstanding partnership interests of the Operating Partnership (“OP Units”) have been duly authorized and validly issued and fully paid, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). Except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, the terms of the OP Units conform in all material respects to the descriptions thereof. Except as set forth in the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or membership interests of the Operating Partnership.

(n)          All of the outstanding shares of capital stock or other ownership interests of each Subsidiary other than the Operating Partnership have been duly authorized and validly issued, fully paid and non-assessable, and, except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries (other than the Operating Partnership) are owned by the Company either directly or indirectly through Subsidiaries that are wholly owned, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind, except for the preferred securities of Gramercy Investment Trust and Gramercy Investment Trust II, which are not owned by the Company or its Subsidiaries. Except as set forth in the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary other than the Operating Partnership.

6

(o)          The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 31, 2014, as amended to date (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and is a valid and binding agreement, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company’s knowledge, is a valid and binding agreement enforceable against such parties in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(p)          Except pursuant to the terms of the indebtedness described in or contemplated by Time of Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

7

(q)          Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, as amended or supplemented, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the real properties of the Company or any of the Subsidiaries (the “Properties”) or any other assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The (i) execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement, and (ii) execution and delivery by each Acquisition Entity of, and the performance by such Acquisition Entity of its obligations under, the Acquisition Agreement, in each case, will not (x) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, (y) result in the violation of the organizational documents of the Company or any of the Subsidiaries or (z) result in a breach or violation of any Agreements and Instruments binding upon the Company or any of the Subsidiaries, except, in the case of clauses (x) and (z) above, for any such defaults or violations that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of its obligations under this Agreement or by each Acquisition Entity of its obligations under the Acquisition Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. Except as described in the Time of Sale Prospectus and the Prospectus, the (i) execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not, and (ii) the execution and delivery by each Acquisition Entity of, and the performance by such Acquisition Entity of its obligations under, the Acquisition Agreement will not, in each case, constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties, the Acquired Properties or any other assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments (except for such Repayment Events or liens, charges or encumbrances that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(r)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, business prospects, management or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus provided to prospective purchasers of the Shares and the Prospectus.

(s)          Other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is a party or to which any of the Properties of the Company or any of the Subsidiaries is subject (i) that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company and the Operating Partnership to perform their respective obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

8

(t)          Other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company and the Operating Partnership, there are no legal or governmental proceedings pending or threatened to which any of the Acquired Properties is subject (i) that would have a material adverse effect on the Company, the Subsidiaries and the Acquired Properties, taken as a whole, or on the power or ability of the Acquisition Entities to perform their respective obligations under this Agreement or the Acquisition Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(u)          Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)         The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(w)          Neither the Company nor the Operating Partnership has any knowledge that the Acquired Properties (i) fail to be in compliance with any and all applicable Environmental Laws, (ii) have failed to receive all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have failed to be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Acquired Properties, taken as a whole.

9

(x)          In the ordinary course of its business, the Company conducts periodic reviews of the effect of the Environmental Laws on its and the Subsidiaries’ respective businesses, operations and properties, in the course of which the Company identifies and evaluates associated costs and liabilities.

(y)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of the Properties, or, to the knowledge of the Company or the Operating Partnership, pending or threatened against any of the Acquired Properties, concerning Environmental Laws, which would, singly or in the aggregate, have a material adverse effect on the Company, the Subsidiaries and the Acquired Properties, taken as a whole; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials (as defined below); none of the Properties is included on or, to the knowledge of the Company, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(z)          Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company or the Operating Partnership to include such securities with the Shares registered pursuant to the Registration Statement.

(aa)         The Company and the each of the Subsidiaries, including the Operating Partnership, is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

10

(bb)         Neither the Company nor any of the Subsidiaries, the Company’s control affiliates, directors or officers, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of the Subsidiaries or the Company’s affiliates, (i) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; and the Company, the Subsidiaries and the Company’s control affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(cc)         The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd)         (i)          Neither the Company nor any of the Subsidiaries, nor any director, or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)         the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

11

(B)         located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)         The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)         to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)        For the past 5 years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ee)         Subsequent to the respective dates as of which information is given in each of the Time of Sale Prospectus and the Prospectus and prior to the Closing Date: (i) the Company and the Subsidiaries have not incurred or agreed to incur any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in each of the Time of Sale Prospectus and the Prospectus, respectively.

12

(ff)         (i) The Company or any of the Subsidiaries has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (A) are described in the Time of Sale Prospectus and the Prospectus, or (B) do not, singly or in the aggregate, materially affect the fair market value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; (ii) except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries owns any real property other than the Properties; (iii) each of the ground leases and subleases to which the Company or any Subsidiary is a party relating to a Property, if any, material to the business of the Company and the Subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company or any of the Subsidiaries, and (A) no default or event of default has occurred under any ground lease or sublease to which the Company or any Subsidiary is a party with respect to such Property and neither the Company nor any of the Subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such ground lease or sublease and (B) neither the Company nor any of the Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such ground lease or sublease; and (iv) except as (A) described in the Time of Sale Prospectus and the Prospectus or (B) as would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases relating to any Properties and the Company does not know of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

(gg)         The Company does not know of any violation of any municipal, state or federal law, rule or regulation concerning any real property owned in fee interest or leasehold interest by the Company or the Subsidiaries as of the date of this Agreement that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company has disclosed in the Time of Sale Prospectus and the Prospectus all options and rights of first refusal to purchase all or part of any Property or any interest therein; each of the Properties complies in all material respects with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a material forfeiture or reversion of title; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change materially adversely affecting the Properties, and neither the Company nor any of the Subsidiaries knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company and any of the Subsidiaries that are required to be described in the Time of Sale Prospectus and the Prospectus are disclosed therein.

13

(hh)         Neither the Company nor the Operating Partnership has knowledge that the Acquired Properties fail to comply in all material respects with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure does not, to the knowledge of the Company and the Operating Partnership, materially impair the value of any of the Acquired Properties, and will not result in a material forfeiture or reversion of title of any of the Acquired Properties; neither than Company nor the Operating Partnership has knowledge that the Acquired Properties has received from any governmental authority any written notice of any condemnation of or other zoning change materially affecting the Acquired Properties, and neither the Company nor any of the Subsidiaries knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Company, the Subsidiaries and the Acquired Properties, taken as a whole; all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Acquired Properties which the Company or the Operating Partnership have knowledge of and that are required to be described in the Time of Sale Prospectus and the Prospectus are disclosed therein.

(ii)         Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no mortgages encumbering the Properties and any mortgages are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(jj)         To the knowledge of the Company, all water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property other than as could not have a material adverse effect.

(kk)         There are no material contracts, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that are required to be described in the Time of Sale Prospectus and the Prospectus that are not already so described.

(ll)         Neither the Company nor any of the Subsidiaries has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew any material contracts or agreements with any tenant, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement that in each case would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

14

(mm)         The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names that are material to the operation of the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(nn)         No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent.

(oo)         The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, taken as a whole, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.

(pp)         The Company and each of the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(qq)         The Company and the Subsidiaries possess all certificates, licenses, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.

15

(rr)         The consolidated financial statements included in the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated, and the consolidated statements of operations, equity and cash flows of the Covered Entities for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) as applied in the United States and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; said financial statements have been prepared on a consistent basis with the books and records of the Covered Entities. The summary financial data set forth under the caption “Capitalization” in the Time of Sale Prospectus and the Prospectus and under the caption “Item 6. Selected Financial Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 fairly present, on the basis stated in such respective documents, the information included therein, it being understood that the summary financial data set forth under the caption “Capitalization” in the Time of Sale Prospectus and the Prospectus has not been or will not be prepared in accordance with U.S. GAAP. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, the Time of Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus, the Time of Sale Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus, the Time of Sale Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Exchange Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Exchange Act prior to the date of the Time of Sale Prospectus or the Prospectus. Other than the historical financial statements (and schedules) and pro forma financial statements included in the Time of Sale Prospectus and the Prospectus, no other historical or pro forma financial statements (or schedules) are required to be filed under the Securities Act or Exchange Act prior to the date of the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Time of Sale Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(ss)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the Exchange Act; and (ii) are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

16

(tt)         The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(uu)         The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vv)         The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the date of this Agreement.

(ww)         Commencing with the Company’s taxable year ended December 31, 2004, the taxable year ended December 31, 2005 of Gramercy Investment Trust, a Maryland real estate investment trust (the “First Private REIT”), and the taxable year ended December 31, 2007 of Gramercy Investment Trust II, a Maryland real estate investment trust (the “Second Private REIT,” and together with the First Private REIT, the “Private REITs”), each of the Company and the Private REITs has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and each of the Company’s and the Private REITs’ current and proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and in future taxable years. No transaction or other event has occurred which could cause the Company or the Private REITs to not be able to qualify as a REIT for their taxable years ending December 31, 2014 or future taxable years.

17

(xx)        The Operating Partnership is and has been at all times classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes. The Company and each of the Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file such tax returns or pay such taxes would not have a material adverse effect, or, except as such taxes are currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no proposed tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company nor any of the Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a material adverse effect.

(yy)         Each of the Company and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for either which the Company or the Operating Partnership would have any material liability. Neither the Company nor the Operating Partnership has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code. Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not be reasonably expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(zz)         Any statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

18

(aaa)        Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any OP Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(bbb)        Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

(ccc)        Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) regarding such financial or operational projection contained in any preliminary prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances as determined by the Company and (ii) is accompanied by meaningful cautionary statements identifying those factors based on current expectations and assumptions that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge the Company that such statement was false or misleading at the time such statement was made.

2.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than five full business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

19

3.          Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.          Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.          Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

20

(ii)         there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, business prospects or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The respective representations and warranties of the Company and the Operating Partnership contained herein, unless otherwise provided herein, shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the respective statements of the Company and the Operating Partnership and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be.

(c)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each the Company and the Operating Partnership, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that each the Company and the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)          The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a disclosure letter of Morgan, Lewis & Bockius LLP, outside counsel for the Company and the Operating Partnership, dated the Closing Date, in the forms of Exhibit A-1 and Exhibit A-2 hereto, respectively, and an opinion of Morgan, Lewis & Bockius LLP as to certain tax matters in the form of Exhibit A-3 hereto. The opinions and disclosure letter of Morgan, Lewis & Bockius LLP described in Exhibits A-1, A-2 and A-3, respectively, shall be rendered to the Underwriters at the request of the Company and the Operating Partnership and shall so state therein. In giving the opinion included in Exhibit A-1 hereto, Morgan, Lewis & Bockius LLP may rely, as to all matters governed by Maryland law, upon the opinion of Venable LLP referred to in Section 5(e) below.

(e)          The Underwriters shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel to the Company, dated the Closing Date, in the form of Exhibit B hereto. The opinion of Venable LLP described in Exhibit B shall be rendered to the Underwriters at the request of the Company and shall so state therein.

21

(f)          The Underwriters shall have received on the Closing Date a certificate of Edward J. Matey Jr., General Counsel of the Company, dated the Closing Date, to the effect that he does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries (including, without limitation, the Operating Partnership) is a party or to which any of the Properties is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or of any contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(g)          The Underwriters shall have received on the Closing Date an opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date, in the form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Venable LLP referred to in Section 5(e) above.

(h)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)          The Underwriters shall have received on each of the date hereof and the Closing Date a certificate of the chief financial officer of the Company, dated the Closing Date, in a form reasonably satisfactory to the Underwriters.

(j)          The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and the parties identified on Exhibit D hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k)          An application for the listing of the Shares shall have been submitted to the New York Stock Exchange (the “NYSE”).

(l)          Such other documents as you may reasonably request with respect to the good standing of each the Company and the Operating Partnership, the due authorization and issuance of the Shares to be sold on the Closing Date and other matters related to the issuance of the Shares.

22

(m)          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)          a certificate, dated the Option Closing Date and signed by an executive officer of each of the Company and the Operating Partnership, confirming that the certificate delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;

(ii)         an opinion and disclosure letter of Morgan, Lewis & Bockius LLP, outside counsel for the Company and the Operating Partnership, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and disclosure letter required by Section 5(d) hereof;

(iii)        an opinion of Venable LLP, Maryland counsel to the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(iv)        a certificate of Edward J. Matey Jr., General Counsel of the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the certificate required by Section 5(f) hereof;

(v)         an opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(vi)        a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)       a certificate of the chief financial officer of the Company, dated the Option Closing Date, in a form reasonably satisfactory to the Underwriters; and

(viii)      such other documents as you may reasonably request with respect to the good standing of each of the Company and the Operating Partnership, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

23

6.          Covenants of the Company. Each of the Company and the Operating Partnership, jointly and severally, covenants and agrees with each Underwriter as follows:

(a)          To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

24

(f)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)          To use reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)          To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

25

(i)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Operating Partnership’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of preparation, issuance, delivery and printing of certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and Section 11 entitled “Reimbursement of Underwriters’ Expenses”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

26

(k)          If requested by the Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l)          Each of the Company and the Private REITs will use their best efforts to continue to meet the requirements to qualify as a REIT under the Code until the respective Board of Directors of the Company or the Private REITs determines that it is no longer in the best interests of the Company or the applicable Private REIT, as the case may be, to qualify as a REIT.

(m)          Neither the Company nor any affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Shares in a manner which would require the registration under the Securities Act of the Shares.

(n)          To furnish you with any proposed free writing prospectus to be made by the Company or on its behalf before its use, and not to make or use any proposed free writing prospectus without your prior written consent.

(o)          During the period of one year after the Closing Date or any Option Closing Date, if later, neither the Company nor the Operating Partnership will be, and will not become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(p)          Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

(q)          To take or cause to be taken, within 180 days following the Closing Date, all corporate action necessary to cause the Company’s common stockholders to vote on a proposal that would increase the Company’s authorized shares of common stock under the Company’s charter to an amount such that the Company would have a sufficient number of shares of common stock reserved to satisfy its obligations under the Indenture, dated March 24, 2014, among the Operating Partnership, the Company and the U.S. Bank National Association, and the Articles Supplementary designating the Company’s 7.125% Series B Cumulative Redeemable Preferred Stock, including, without limitation, calling a meeting of stockholders (special or otherwise) to authorize such additional shares, having the Board of Directors of the Company recommend that stockholders vote to authorize such additional shares and distributing to stockholders entitled to vote thereon and filing with the SEC all necessary proxy materials relating thereto, and using its reasonable best efforts to obtain stockholder approval of such an increase in the authorized number of shares.

27

(r)          The Company will use its best efforts to cause the Shares to be listed on the NYSE.

The Company also covenants with each Underwriter that, without the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the grant of restricted stock, options or other securities pursuant to an equity compensation plan as described in the Prospectus, (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in the Prospectus, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (e) the filing of any post effective amendment, prospectus or prospectus supplement, to the Company’s registration statement on Form S-3 (333-194967) in respect of the resale of shares of Common Stock issuable in a private placement that closed in October 2013, (f) the filing of any post effective amendment, prospectus or prospectus supplement, to the Company’s registration statement on Form S-3 (333-198406) in respect of the resale of shares of Common Stock issuable upon exchange of the Operating Partnership’s 3.75% Exchangeable Senior Notes due 2019, and (g) the issuance by the Company of Common Stock upon redemption of the Operating Partnership’s OP Units issued pursuant to those certain contribution agreements, each dated April 11, 2014, by and between the Operating Partnership and Cycloneball, LLC and SAC-Natomas, LLC, respectively, as well as that certain contribution agreement dated April 14, 2014, by and among the Operating Partnership, Hickham L.L.C. and HMI Buford L.L.C., and the filing of any post effective amendment, prospectus or prospectus supplement, to the Company’s registration statement on Form S-3 (333-197343) in respect of the resale of shares of Common Stock issuable upon redemption of such OP Units. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall provide the Managers and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 5(j) with prior notice of any such announcement that gives rise to an extension of the initial Restricted period.

28

7.          Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.          Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (ii) in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein (that information in (i) and (ii) being limited to that described in the last sentence of Section 8(b) hereof).

29

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, such information being limited to the following: the thirteenth paragraph under the caption “Underwriting” in each of the Time of Sale Prospectus and the Prospectus.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including differing defenses. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected by any indemnified party without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (iii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (iv) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

30

(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

31

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.          Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

32

10.         Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.         Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

33

12.         Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Operating Partnership, on the one hand, and the Underwriters , on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)          The Company and the Operating Partnership acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.         Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

15.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.         Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Signature Page Follows]

34

Very truly yours,

GRAMERCY PROPERTY TRUST INC.

By:	/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT PROPERTY TRUST LP

By:	Gramercy Property Trust Inc., its general partner

	By:	/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

[Underwriting Agreement – Gramercy Property Trust Inc. (December 2014 Common Stock Offering)]

Accepted and agreed to as of the date first above written, acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. LLC

By:	/s/ Tom Boyle
Name: Tom Boyle Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Porter
Name: Chris Porter Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Karin Ross
Name: Karin Ross Title: Executive Director

[Underwriting Agreement – Gramercy Property Trust Inc. (December 2014 Common Stock Offering)]

SCHEDULE I

Managers:
Managers authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC

Managers authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC

Registration Statement File No.:	333-200606

Time of Sale Prospectus

1.           Basic Prospectus dated November 26, 2014 relating to the Shelf Shares

2.           The preliminary prospectus supplement dated December 9, 2014 relating to the Shares

3.           Price to the Public: $5.90

4.           Number of Firm Shares: 52,000,000

5.           Number of Additional Shares: 7,800,000

Lock-up Restricted Period:	60 days

Title of Shares to be purchased:	shares of common stock, $0.001 par value per share

Number of Firm Shares:	52,000,000

Number of Additional Shares	7,800,000

Purchase Price:	$5.6345 a share

Public Offering Price	$5.90 a share

I-1

Selling Concession:	$0.15930 a share

Closing Date and Time:	December 16, 2014 10:00 a.m.

Closing Location:	Hunton & Williams LLP 200 Park Avenue New York, New York 10006

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC, 1585; Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, with a copy to ECM Legal (Facsimile: (646) 855 3073); and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk.

Address for Notices to the Company:	Gramercy Property Trust Inc., 521 Fifth Avenue, 30th Floor, New York, New York 10175, Attention: Gordon F. DuGan, Chief Executive Officer, with a copy to Edward J. Matey Jr., General Counsel at the same address

I-2

SCHEDULE II

Underwriters	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	10,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,400,000
J.P. Morgan Securities LLC	10,400,000
RBC Capital Markets, LLC	10,400,000
JMP Securities LLC	1,820,000
Ladenburg Thalmann & Co. Inc.	1,820,000
Piper Jaffray & Co.	1,560,000
SunTrust Robinson Humphrey, Inc.	1,560,000
Compass Point Research & Trading, LLC	1,300,000
BNY Mellon Capital Markets, LLC	1,040,000
Huntington Investment Company	1,040,000
CJS Securities, Inc.	260,000
Total:	52,000,000

II-1

SCHEDULE III

Significant subsidiaries

Operating Partnership

GKK Management Co. LLC

GPT BOA Portfolio Member LLC

Gramercy Investment Trust

Gramercy Investment Trust II

GPT Hutchins Owner LLC

GPT Allentown Owner GP LLC

GPT Allentown Owner LP

III-1

EXHIBIT A-1

[FORM OF OPINION OF MORGAN, LEWIS & BOCKIUS LLP]

A-1-1

EXHIBIT A-2

[FORM OF DISCLOSURE LETTER OF MORGAN, LEWIS & BOCKIUS LLP]

A-2-1

EXHIBIT A-3

[FORM OF TAX OPINION OF MORGAN, LEWIS & BOCKIUS LLP]

A-3-1

EXHIBIT B

[FORM OF OPINION OF VENABLE LLP]

B-1

EXHIBIT C

[FORM OF LOCK-UP LETTER]

_____________, 2014

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

c/o  Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o  Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

c/o  J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Gramercy Property Trust Inc., a Maryland corporation (the “Company”), and GPT Property Trust LP, a Delaware limited partnership(the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of ___ shares (the “Shares”) of the shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”).

C-1

 To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1)         during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)         prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

C-2

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or the Managers that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company, the Operating Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This lock-up agreement and related restrictions shall automatically terminate upon the earliest to occur, if any, of (a) the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing that they have or it has determined not to proceed with the Public Offering prior to execution of the Underwriting Agreement, (b) the termination of the Underwriting Agreement, in accordance with its terms, before the sale of any Shares to the Underwriters.

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

C-3

Very truly yours,

(Name)

(Address)

C-4

EXHIBIT D

PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Directors:

Allan J. Baum

Gordon F. DuGan

Gregory F. Hughes

Jeffrey E. Kelter

Charles S. Laven

William F. Lenehan

Officers:

Benjamin P. Harris

Jon W. Clark

Edward J. Matey Jr

D-1